Exhibit 99

Colgate Announces 2nd Quarter 2014 Results

Organic Sales Growth In All Operating Divisions

NEW YORK--(BUSINESS WIRE)--July 31, 2014--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $4,352 million in second quarter 2014, even with second quarter 2013. Global unit volume grew 2.5%, pricing increased 1.5% and foreign exchange was negative 4.0%. Organic sales (Net sales excluding foreign exchange, acquisitions and divestments) grew 4.0%.

Net income and Diluted earnings per share in second quarter 2014 were $622 million and $0.67, respectively. Net income in second quarter 2014 included $54 million ($0.06 per diluted share) of aftertax charges resulting from the implementation of the previously disclosed four-year Global Growth and Efficiency Program (the “2012 Restructuring Program”) and costs associated with the sale of land in Mexico.

Net income and Diluted earnings per share in second quarter 2013 were $561 million and $0.60, respectively. Net income in second quarter 2013 included aftertax charges of $101 million ($0.10 per diluted share) resulting from the items described in Table 8.

Excluding the above noted items in both periods, Net income in second quarter 2014 was $676 million, an increase of 2% versus second quarter 2013, and Diluted earnings per share in second quarter 2014 was $0.73, an increase of 4% versus second quarter 2013.

Gross profit margin was 58.6% in second quarter 2014 versus 58.3% in the year ago quarter. Excluding the above noted items in both periods, Gross profit margin was 58.8% in second quarter 2014, an increase of 20 basis points versus the year ago quarter, as higher pricing, cost savings from the Company’s funding-the-growth initiatives and cost savings from the 2012 Restructuring Program more than offset higher raw and packaging material costs, which included foreign exchange transaction costs.

Selling, general and administrative expenses were 34.6% of Net sales in second quarter 2014 versus 35.1% of Net sales in second quarter 2013. Excluding the above noted items in both periods, Selling, general and administrative expenses decreased by 40 basis points to 34.4% of Net sales in second quarter 2014, as the decrease in advertising investment was partially offset by an increase in overhead expenses, both as a percentage of Net sales. Worldwide advertising investment decreased 5.8% to $468 million versus the high level in the year ago quarter.

Operating profit increased 8% to $980 million in second quarter 2014 compared to $906 million in second quarter 2013. Excluding the above noted items in both periods, Operating profit increased 2% to $1,056 million.

Net cash provided by operations year to date was $1,389 million compared to $1,325 million in the comparable 2013 period, due to strong operating earnings. Free cash flow before dividends (Net cash provided by operations less Capital expenditures) exceeded 100% of Net income. Working capital as a percentage of Net sales was 0.7%, an increase of 90 basis points versus the year ago period, primarily due to higher inventory levels driven by initiatives undertaken as part of the 2012 Restructuring Program and the timing of new product launches.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the results excluding the 2014 and 2013 items noted above, “We are pleased to have achieved another quarter of broad-based organic sales growth and higher profitability. Gross profit margin, operating profit margin and net income as a percent to sales all increased versus the year ago period.

“All operating divisions contributed to the 4.0% organic sales growth, led by the emerging markets where organic sales grew 6.5%.

“Colgate’s leading global market shares in toothpaste and manual toothbrushes remain strong at 44.4% and 33.5%, respectively, on a year-to-date basis. We continue to make great progress in mouthwash, with our global market share in that category reaching a record high at 17.2% year to date, up 80 basis points versus the year ago period."

As previously disclosed, in the first quarter of 2014, the Company recorded a remeasurement charge as a result of the changes Venezuela enacted to its foreign exchange system. The SICAD I rate has since revalued slightly to a quarter-end rate of 10.60 bolivares per dollar. The impact of the remeasurement at the new rate was not significant to the Company’s second quarter 2014 results. Assuming this rate remains for the balance of the year, the Company still expects the ongoing impact on diluted earnings per share to be approximately $0.03 per quarter in the second half of 2014.

In July 2014, the Company received notice of an adverse decision in a foreign court regarding a tax position taken in prior years. Although it plans to appeal this decision the Company, as required, reassessed its tax position in light of the decision and expects to incur a one-time $68 million income tax charge in third quarter 2014.

“Our 2012 Restructuring Program is on track and proceeding smoothly. We also continue to be sharply focused on our aggressive funding-the-growth programs and our strategic worldwide pricing initiatives.”

In closing, Mr. Cook commented on the Company’s outlook in light of the ongoing impact of the changes to Venezuela’s foreign exchange system and excluding the other 2014 and 2013 items noted above, “Looking forward, we anticipate another year of strong organic sales growth and gross margin expansion in 2014, and expect diluted earnings per share for the year to grow 4% to 5% on a dollar basis.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on second quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgatepalmolive.com.

The following are comments about divisional performance for second quarter 2014 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information schedules for additional information on divisional net sales and operating profit.

North America (18% of Company Sales)

North America Net sales increased 1.0% in second quarter 2014. Unit volume increased 2.5% with 1.0% lower pricing due to increased promotional activities and 0.5% negative foreign exchange. Organic sales increased 1.5% during the quarter.

Operating profit in North America increased 2% in second quarter 2014 to $231 million, or 20 basis points to 30.0% of Net sales. This increase in Operating profit was primarily due to a decrease in Selling, general and administrative expenses, which was partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs and pricing, which were partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment, the latter due to the timing of new product launches.

In the U.S., new product launches are contributing to volume growth. Market share gains year to date were seen in manual toothbrushes, mouthwash, liquid cleaners and fabric conditioners. In toothpaste, Colgate Optic White, Colgate Optic White Platinum Whiten & Protect, Colgate MaxFresh Cool Scrub and Tom’s of Maine toothpastes had strong sales during the quarter.

In manual toothbrushes, Colgate continued its brand market leadership in the U.S. with its market share in that category reaching a record 41.3% year to date, up 3.6 share points versus the year ago period. This success was driven by strong sales of Colgate Optic White Toothbrush + Built-In Whitening Pen, Colgate 360° Optic White, Colgate 360° Total Advanced Floss-Tip bristles and Colgate Slim Soft manual toothbrushes.

Successful products driving volume growth in the U.S. in other categories include Colgate Total Advanced Pro-Shield and Colgate Optic White mouthwashes, Fabuloso Fiesta Orange liquid cleaner and Suavitel Fast Dry fabric conditioner.

Latin America (27% of Company Sales)

Latin America Net sales decreased 4.0% in second quarter 2014. Unit volume increased 3.0% with 5.0% higher pricing and 12.0% negative foreign exchange. Volume gains were led by Venezuela, Mexico and Colombia and were partially offset by volume declines in Brazil. Organic sales for Latin America increased 8.0% during the quarter.

Operating profit in Latin America decreased 12% in second quarter 2014 to $311 million, or 220 basis points to 25.3% of Net sales. This decrease in Operating profit was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was due to higher raw and packaging material costs, which included foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and pricing. This increase in Selling, general and administrative expenses was primarily due to higher overhead expenses.

Colgate’s strong leadership in toothpaste throughout Latin America continued during the quarter with Chile, Peru and Puerto Rico achieving record high market shares year to date. Strong sales of Colgate Luminous White, Colgate Luminous White Advanced and Colgate Maximum Cavity Protection plus Neutrazucar toothpastes drove volume growth throughout the region. Colgate’s leadership in the manual toothbrush market continued throughout the region, driven by strong sales of Colgate 360° Luminous White, Colgate Slim Soft and Colgate 360° Interdental manual toothbrushes. In mouthwash, Colgate’s strong market share performance continued throughout the region, driven by the success of Colgate Plax Fresh Tea and Colgate Plax 2 in 1 mouthwashes.

Products in other categories contributing to volume growth include Protex Men, Protex Vitamin E, Protex Omega 3, Palmolive Naturals Argan Oil and Palmolive Naturals Yogurt and Royal Jelly bar soaps, Suavitel Complete fabric conditioner, Axion Magnetic Power and Axion Goodbye Odors dish liquids and Fabuloso Apple liquid cleaner.

Europe/South Pacific (20% of Company Sales)

Europe/South Pacific Net sales increased 6.0% in second quarter 2014. Unit volume increased 4.5% with 2.5% lower pricing due to increased promotional activities and 4.0% positive foreign exchange. Volume gains were led by Australia and France. Organic sales for Europe/South Pacific increased 2.5%.

Operating profit in Europe/South Pacific increased 20% in second quarter 2014 to $227 million, or 310 basis points to 26.0% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives, cost savings from the Company’s 2012 Restructuring Program and lower raw and packaging material costs, which were partially offset by pricing. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising investment, the latter due to the timing of new product launches.

Colgate strengthened its oral care leadership in the Europe/South Pacific region with toothpaste share gains led by Switzerland, Poland, Germany, Portugal, Bosnia, Serbia, Australia and New Zealand. Successful premium products driving share gains include Colgate Max White One Optic, Colgate Max White One Luminous, Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer, elmex Sensitive Plus Gentle Whitening and Colgate Max Fresh Acticlean toothpastes. In the manual toothbrush category, Colgate 360° Interdental and Colgate Slim Soft manual toothbrushes contributed to volume growth throughout the region.

Recent premium innovations contributing to volume growth in other product categories include Colgate Triple Action and meridol mouthwashes, Palmolive Naturals Macadamia Oil shower gel and liquid hand soap, Palmolive Naturals Magic Softness foaming liquid hand soap, Ajax All Usage liquid cleaner, Paic Integral 5 dish liquid and Soupline Perfect Glide fabric conditioner.

Asia (15% of Company Sales)

Asia Net sales decreased 1.5% during second quarter 2014. Unit volume increased 2.5%, with 0.5% higher pricing and 4.5% negative foreign exchange. Volume gains were led by the Philippines, India and Thailand. Organic sales for Asia increased 3.0%.

Operating profit in Asia increased 3% in second quarter 2014 to $178 million, or 120 basis points to 29.2% of Net sales. This increase in Operating profit was primarily due to a decrease in Selling, general and administrative expenses, which was partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, which included foreign exchange transaction costs, and higher manufacturing costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and pricing. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, which was partially offset by higher overhead expenses.

Colgate continued its toothpaste leadership in Asia, driven by market share gains in India, Thailand, the Philippines and Malaysia. Successful new products including Colgate 360° Charcoal Deep Clean, Colgate Optic White, Colgate 360° Enamel, Colgate Active Salt Healthy White and Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer toothpastes contributed to volume growth in the region.

Successful new products contributing to volume growth in other categories in the region include Colgate Slim Soft Charcoal and Colgate 360° Charcoal manual toothbrushes, Colgate Plax Fresh Jasmine Tea, Colgate Plax Fruity Fresh and Darlie mouthwashes, Palmolive Naturals body wash and Palmolive Naturals Beautifully Long shampoo and conditioner.

Africa/Eurasia (7% of Company Sales)

Africa/Eurasia Net sales decreased 1.0% during second quarter 2014. Unit volume increased 5.5% with 1.0% higher pricing and 7.5% negative foreign exchange. Volume gains were led by South Africa, Turkey and Russia. Organic sales for Africa/Eurasia increased 6.5%.

Operating profit in Africa/Eurasia decreased 11% in second quarter 2014 to $58 million, or 210 basis points to 18.8% of Net sales. This decrease in Operating profit was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, driven by higher foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, cost savings from the Company’s 2012 Restructuring Program and pricing. This increase in Selling, general and administrative expenses was due to higher overhead expenses, partially offset by decreased advertising investment.

Colgate continued its toothpaste leadership in Africa/Eurasia, driven by market share gains in Sub Saharan Africa, Kenya, Saudi Arabia, United Arab Emirates, Kuwait, the Central Asia/Caucasus region and Ukraine. Successful products contributing to volume growth in the region include Colgate Total Interdental, Colgate Altai Herbs, Colgate Optic White Instant and Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer toothpastes, Colgate Slim Soft Charcoal manual toothbrush, Colgate Altai Herbs and Colgate Plax Fresh Tea mouthwashes and Palmolive Gourmet Spa, Palmolive Naturals Altai Herbs and Protex for Men shower gels.

Hill’s Pet Nutrition (13% of Company Sales)

Hill’s Net sales increased 2.0% during second quarter 2014. Unit volume decreased 1.5% with 4.0% higher pricing and 0.5% negative foreign exchange. Volume declines in the United States and Japan were partially offset by volume gains in Russia. Hill’s organic sales increased 2.5%.

Hill’s Operating profit increased 7% in second quarter 2014 to $146 million, or 130 basis points to 26.1% of Net sales. This increase in Operating profit was primarily due to an increase in Gross profit and a decrease in Other (income) expense, net, which were partially offset by an increase in Selling, general and administrative expenses, all as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives and pricing, partially offset by higher raw and packaging material costs, due in part to formulation changes and foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to increased advertising investment and higher overhead expenses, the latter due to increased investment in customer development initiatives. This decrease in Other (income) expense, net was in part due to the expiration of a third party royalty agreement.

New product introductions driving volume growth in the U.S. include Hill’s Ideal Balance Slim & Healthy, Feline Indoor and Hairball, Hill’s Science Diet Perfect Weight, Sensitive Stomach and Skin and Grain Free, and Hill’s Prescription Diet c/d Urinary Stress and c/d Multicare Ocean Fish Flavor.

New product introductions driving volume growth internationally include Hill’s Prescription Diet Metabolic, c/d Urinary Stress and c/d Multicare Ocean Fish Flavor, Hill’s Ideal Balance, Hill’s Science Plan Small & Miniature Breed, and the relaunch of Hill’s Science Diet with improved taste.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s web site at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data. Market share data is subject to limitations on the availability of up-to-date information. We believe that the third-party vendors we use to provide data are reliable, but we have not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings growth, financial goals, the impact of currency devaluations, exchange controls, price controls and labor unrest, including in Venezuela, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements except as required by law. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments. Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2014 vs 2013 included with this release for a comparison of organic sales growth to sales growth in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

To supplement Colgate’s Condensed Consolidated Income Statements presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges related to the 2012 Restructuring Program, charges related to the effective devaluation as a result of the changes to Venezuela’s foreign exchange system in 2014, charges related to the devaluation in Venezuela in 2013, costs related to the sale of land in Mexico and a charge associated with a European competition law matter (non-GAAP). Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the performance of the Company’s ongoing operations. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2014 and 2013 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2014 and 2013 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

		Table 1

Colgate-Palmolive Company

Condensed Consolidated Income Statements

For the Three Months Ended June 30, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2014	2013

Net sales	$4,352	$4,346

Cost of sales	1,800	1,812

Gross profit	2,552	2,534

Gross profit margin	58.6%	58.3%

Selling, general and administrative expenses	1,507	1,526

Other (income) expense, net	65	102

Operating profit	980	906

Operating profit margin	22.5%	20.8%

Interest (income) expense, net	9	(5)

Income before income taxes	971	911

Provision for income taxes	310	307

Effective tax rate	31.9%	33.7%

Net income including noncontrolling interests	661	604

Less: Net income attributable to noncontrolling interests	39	43

Net income attributable to Colgate-Palmolive Company	$622	$561

Earnings per common share
Basic	$0.68	$0.60
Diluted	$0.67	$0.60

Average common shares outstanding
Basic	916.1	933.1
Diluted	925.9	942.3

		Table 2

Colgate-Palmolive Company

Condensed Consolidated Income Statements

For the Six Months Ended June 30, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2014	2013

Net sales	$8,677	$8,661

Cost of sales	3,601	3,612

Gross profit	5,076	5,049

Gross profit margin	58.5%	58.3%

Selling, general and administrative expenses	3,051	3,062

Other (income) expense, net	411	339

Operating profit	1,614	1,648

Operating profit margin	18.6%	19.0%

Interest (income) expense, net	16	(8)

Income before income taxes	1,598	1,656

Provision for income taxes	505	546

Effective tax rate	31.6%	33.0%

Net income including noncontrolling interests	1,093	1,110

Less: Net income attributable to noncontrolling interests	83	89

Net income attributable to Colgate-Palmolive Company	$1,010	$1,021

Earnings per common share
Basic	$1.10	$1.09
Diluted	$1.09	$1.08

Average common shares outstanding
Basic	917.8	934.8
Diluted	927.3	943.6

			Table 3

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2014, December 31, 2013 and June 30, 2013

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2014	2013	2013

Cash and cash equivalents	$1,161	$962	$884
Receivables, net	1,803	1,636	1,778
Inventories	1,508	1,425	1,440
Other current assets	702	799	765
Property, plant and equipment, net	4,077	4,083	3,776
Other assets, including goodwill and intangibles	4,737	4,971	4,844
Total assets	$13,988	$13,876	$13,487

Total debt	$6,061	$5,657	$5,628
Other current liabilities	3,741	3,562	3,848
Other non-current liabilities	2,115	2,121	2,207
Total liabilities	11,917	11,340	11,683
Total Colgate-Palmolive Company shareholders' equity	1,779	2,305	1,531
Noncontrolling interests	292	231	273
Total liabilities and shareholders' equity	$13,988	$13,876	$13,487

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$4,745	$4,522	$4,570
Working capital % of sales	0.7%	0.7%	(0.2)%

*	Marketable securities of $155, $173 and $174 as of June 30, 2014, December 31, 2013 and June 30, 2013, respectively, are included in Other current assets.

		Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2014 and 2013

(Dollars in Millions) (Unaudited)

	2014	2013

Operating Activities
Net income including noncontrolling interests	$1,093	$1,110
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	215	221
Restructuring and termination benefits, net of cash	68	105
Voluntary benefit plan contributions	-	(100)
Stock-based compensation expense	54	52
Venezuela remeasurement charges	266	172
Deferred income taxes	(37)	(48)
Cash effects of changes in:
Receivables	(198)	(194)
Inventories	(90)	(118)
Accounts payable and other accruals	(8)	89
Other non-current assets and liabilities	26	36
Net cash provided by operations	1,389	1,325

Investing Activities
Capital expenditures	(314)	(243)
Purchases of marketable securities and investments	(165)	(246)
Proceeds from sale of marketable securities and investments	177	92
Payment for acquisitions, net of cash acquired	(25)	-
Other	13	(1)
Net cash used in investing activities	(314)	(398)

Financing Activities
Principal payments on debt	(4,282)	(3,425)
Proceeds from issuance of debt	4,707	3,803
Dividends paid	(662)	(625)
Purchases of treasury shares	(746)	(771)
Proceeds from exercise of stock options and excess tax benefits	153	172
Net cash used in financing activities	(830)	(846)

Effect of exchange rate changes on Cash and cash equivalents	(46)	(81)
Net increase (decrease) in Cash and cash equivalents	199	-
Cash and cash equivalents at beginning of period	962	884
Cash and cash equivalents at end of period	$1,161	$884

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,389	$1,325
Less: Capital expenditures	(314)	(243)
Free cash flow before dividends	$1,075	$1,082

Income taxes paid	$514	$561

				Table 5

Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2014 and 2013

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Sales
Oral, Personal and Home Care

North America	$770	$762	$1,555	$1,526
Latin America	1,231	1,282	2,383	2,496
Europe/South Pacific	873	824	1,738	1,672
Asia	610	618	1,282	1,273
Africa/Eurasia	308	311	606	611

Total Oral, Personal and Home Care	3,792	3,797	7,564	7,578

Pet Nutrition	560	549	1,113	1,083

Total Net Sales	$4,352	$4,346	$8,677	$8,661

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating Profit
Oral, Personal and Home Care

North America	$231	$227	$447	$442
Latin America	311	352	601	664
Europe/South Pacific	227	189	444	389
Asia	178	173	371	359
Africa/Eurasia	58	65	117	127

Total Oral, Personal and Home Care	1,005	1,006	1,980	1,981

Pet Nutrition	146	136	290	272
Corporate(1)	(171)	(236)	(656)	(605)

Total Operating Profit	$980	$906	$1,614	$1,648

Note:
(1) Corporate operations includes costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2014 includes charges of $74 related to the 2012 Restructuring Program and costs of $2 related to the sale of land in Mexico. For the three months ended June 30, 2013, Corporate Operating profit (loss) included charges of $102 related to the 2012 Restructuring Program, costs of $6 related to the sale of land in Mexico and a charge of $18 for a competition law matter in France related to the home care and personal care sectors.

Corporate Operating profit (loss) for the six months ended June 30, 2014 includes charges of $176 related to the 2012 Restructuring Program, a charge of $266 related to the Venezuela remeasurement and costs of $3 related to the sale of land in Mexico. For the six months ended June 30, 2013, Corporate Operating profit (loss) included charges of $168 related to the 2012 Restructuring Program, a charge of $172 related to the Venezuela remeasurement, costs of $11 related to the sale of land in Mexico and a charge of $18 for a competition law matter in France related to the home care and personal care sectors.

							Table 6

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2014 vs 2013

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	-%	4.0%	2.5%	2.5%	2.5%	1.5%	(4.0)%

Europe/South Pacific	6.0%	2.5%	4.5%	5.0%	5.0%	(2.5)%	4.0%

Latin America	(4.0)%	8.0%	3.0%	3.0%	3.0%	5.0%	(12.0)%

Asia	(1.5)%	3.0%	2.5%	2.5%	2.5%	0.5%	(4.5)%

Africa/Eurasia	(1.0)%	6.5%	5.5%	5.5%	5.5%	1.0%	(7.5)%

Total International	(0.5)%	5.0%	3.5%	3.5%	3.5%	1.5%	(5.5)%

North America	1.0%	1.5%	2.5%	2.5%	2.5%	(1.0)%	(0.5)%

Total CP Products	-%	4.5%	3.5%	3.5%	3.5%	1.0%	(4.5)%

Hill's	2.0%	2.5%	(1.5)%	(1.5)%	(1.5)%	4.0%	(0.5)%

Emerging Markets (1)	(2.0)%	6.5%	3.5%	3.5%	3.5%	3.0%	(8.5)%

Developed Markets	3.0%	1.5%	2.0%	2.0%	2.0%	(0.5)%	1.5%

Notes:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

							Table 7

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2014 vs 2013

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	-%	5.5%	4.0%	4.0%	4.0%	1.5%	(5.5)%

Europe/South Pacific	4.0%	2.0%	4.0%	4.5%	4.5%	(2.5)%	2.5%

Latin America	(4.5)%	9.5%	4.0%	4.0%	4.0%	5.5%	(14.0)%

Asia	0.5%	5.5%	5.0%	5.0%	5.0%	0.5%	(5.0)%

Africa/Eurasia	(1.0)%	8.0%	7.5%	7.5%	7.5%	0.5%	(9.0)%

Total International	(0.5)%	6.5%	4.5%	4.5%	4.5%	2.0%	(7.0)%

North America	2.0%	2.5%	3.5%	3.5%	3.5%	(1.0)%	(0.5)%

Total CP Products	-%	5.5%	4.5%	4.5%	4.5%	1.0%	(5.5)%

Hill's	3.0%	4.0%	1.0%	1.0%	1.0%	3.0%	(1.0)%

Emerging Markets (1)	(2.0)%	8.0%	5.0%	5.0%	5.0%	3.0%	(10.0)%

Developed Markets	2.5%	2.0%	2.5%	2.5%	2.5%	(0.5)%	0.5%

Notes:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

			Table 8

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2014	2013
Gross profit, GAAP	$2,552	$2,534
2012 Restructuring Program	6	10
Costs related to the sale of land in Mexico	2	4
Gross profit, non-GAAP	$2,560	$2,548

			Basis Point
Gross Profit Margin	2014	2013	Change
Gross profit margin, GAAP	58.6%	58.3%	30
2012 Restructuring Program	0.2%	0.2%
Costs related to the sale of land in Mexico	-%	0.1%
Gross profit margin, non-GAAP	58.8%	58.6%	20

Selling, General and Administrative Expenses	2014	2013
Selling, general and administrative expenses, GAAP	$1,507	$1,526
2012 Restructuring Program	(12)	(14)
Selling, general and administrative expenses, non-GAAP	$1,495	$1,512

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2014	2013	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.6%	35.1%	(50)
2012 Restructuring Program	(0.2%)	(0.3%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.4%	34.8%	(40)

Other (Income) Expense, Net	2014	2013
Other (income) expense, net, GAAP	$65	$102
2012 Restructuring Program	(56)	(78)
Costs related to the sale of land in Mexico	-	(2)
Charge for a French competition law matter	-	(18)
Other (income) expense, net, non-GAAP	$9	$4

Operating Profit	2014	2013	% Change
Operating profit, GAAP	$980	$906	8%
2012 Restructuring Program	74	102
Costs related to the sale of land in Mexico	2	6
Charge for a French competition law matter	-	18
Operating profit, non-GAAP	$1,056	$1,032	2%

			Basis Point
Operating Profit Margin	2014	2013	Change
Operating profit margin, GAAP	22.5%	20.8%	170
2012 Restructuring Program	1.7%	2.4%
Costs related to the sale of land in Mexico	0.1%	0.1%
Charge for a French competition law matter	-%	0.4%
Operating profit margin, non-GAAP	24.3%	23.7%	60

Net Income Attributable to Colgate-Palmolive Company	2014	2013	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$622	$561	11%
2012 Restructuring Program	53	79
Costs related to the sale of land in Mexico	1	4
Charge for a French competition law matter	-	18
Net income attributable to Colgate-Palmolive Company, non-GAAP	$676	$662	2%

Diluted Earnings Per Common Share(1)	2014	2013	% Change
Diluted earnings per common share, GAAP	$0.67	$0.60	12%
2012 Restructuring Program	0.06	0.08
Costs related to the sale of land in Mexico	-	-
Charge for a French competition law matter	-	0.02
Diluted earnings per common share, non-GAAP	$0.73	$0.70	4%

(1) The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

			Table 9

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2014 and 2013

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2014	2013
Gross profit, GAAP	$5,076	$5,049
2012 Restructuring Program	16	18
Costs related to the sale of land in Mexico	3	8
Gross profit, non-GAAP	$5,095	$5,075

			Basis Point
Gross Profit Margin	2014	2013	Change
Gross profit margin, GAAP	58.5%	58.3%	20
2012 Restructuring Program	0.2%	0.2%
Costs related to the sale of land in Mexico	-%	0.1%
Gross profit margin, non-GAAP	58.7%	58.6%	10

Selling, General and Administrative Expenses	2014	2013
Selling, general and administrative expenses, GAAP	$3,051	$3,062
2012 Restructuring Program	(29)	(22)
Selling, general and administrative expenses, non-GAAP	$3,022	$3,040

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2014	2013	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.2%	35.4%	(20)
2012 Restructuring Program	(0.4%)	(0.3%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.8%	35.1%	(30)

Other (Income) Expense, Net	2014	2013
Other (income) expense, net, GAAP	$411	$339
2012 Restructuring Program	(131)	(128)
Venezuela remeasurement charges	(266)	(172)
Costs related to the sale of land in Mexico	-	(3)
Charge for a French competition law matter	-	(18)
Other (income) expense, net, non-GAAP	$14	$18

Operating Profit	2014	2013	% Change
Operating profit, GAAP	$1,614	$1,648	(2%)
2012 Restructuring Program	176	168
Venezuela remeasurement charges	266	172
Costs related to the sale of land in Mexico	3	11
Charge for a French competition law matter	-	18
Operating profit, non-GAAP	$2,059	$2,017	2%

			Basis Point
Operating Profit Margin	2014	2013	Change
Operating profit margin, GAAP	18.6%	19.0%	(40)
2012 Restructuring Program	2.0%	2.0%
Venezuela remeasurement charges	3.1%	2.0%
Costs related to the sale of land in Mexico	-%	0.1%
Charge for a French competition law matter	-%	0.2%
Operating profit margin, non-GAAP	23.7%	23.3%	40

Net Income Attributable to Colgate-Palmolive Company	2014	2013	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$1,010	$1,021	(1%)
2012 Restructuring Program	126	131
Venezuela remeasurement charges	174	111
Costs related to the sale of land in Mexico	2	7
Charge for a French competition law matter	-	18
Net income attributable to Colgate-Palmolive Company, non-GAAP	$1,312	$1,288	2%

Diluted Earnings Per Common Share (1) (2)	2014	2013	% Change
Diluted earnings per common share, GAAP	$1.09	$1.08	1%
2012 Restructuring Program	0.13	0.14
Venezuela remeasurement charges	0.19	0.12
Charge for a French competition law matter	-	0.02
Diluted earnings per common share, non-GAAP	$1.41	$1.36	4%

(1) The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
Hope Spiller, 212-310-2291